Exhibit 32.1

CERTIFICATION

I, Richard Beyer, Chairman of the Board and Chief Executive Officer of Freescale Semiconductor, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the quarterly period ended April 2, 2010 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor, Inc.

This certificate is being furnished solely for purposes of Section 906.

Dated: April 23, 2010

/S/ RICHARD BEYER
Richard Beyer Chairman of the Board and Chief Executive Officer, Freescale Semiconductor, Inc.